Exhibit 16.1

Certified	Rothstein, Kass & Company, P.C.	Beverly Hills
Public	4 Becker Farm Road	Dallas
Accountants	Roseland, NJ 07068	Denver
	tel 973.994.6666	Grand Cayman
	fax 973.994.0337	New York
	www.rkco.com	Roseland
San Francisco
Walnut Creek

Rothstein Kass

June 26, 2007

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Stratasys, Inc. in Item 4.01 to its Form 8-K/A dated June 8, 2007.  We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

Rothstein, Kass & Company, P.C.